EXHIBIT 99.02

                        SAVOY PICTURES ENTERTAINMENT, INC.

                              1995 STOCK OPTION PLAN

                                    ARTICLE 1

                                   DEFINITIONS


                   The terms used in this Stock Option Plan (the
         "Plan"), which provides for the issuance of non-qualified stock options ("Options"), shall, unless the context shall require otherwise, have the following meanings:

                   1.1. "Adjusted Fair Market Value" shall mean, in the event of a Change in Control, the greater of (i) the highest price per share of Common Stock paid to holders of the Common Stock in any transaction (or series of transactions) constitut-ing or resulting in a Change in Control or (ii) the highest Fair Market Value of a share of Common Stock during the ninety
         (90) day period ending an the date of a Change in Control.

                   1.2. "Agreement" shall mean the written agreement between the Company and a Recipient evidencing the grant of an option and setting forth the terms and conditions thereof.

                   1.3. A "Change of Control" shall occur, for purposes of this Plan, at such time as any person or group, other than stockholders of the Company specified in Annex I hereto and their Permitted Transferees (as defined in the Stockholders Agreement), acquire beneficially at least 50% of the common stock of the Company.

                   1.4. "Common Stock" shall refer to the Company's common stock.

                   1.5. The "Company" is Savoy Pictures Entertainment, Inc., a Delaware corporation, and any successors in interest by merger, operation of law, assignment, purchase or otherwise of all or substantially all of the property, assets and business of the Company.

                   1.6. The "Compensation Committee" shall mean the Compensation Committee designated by the Board of Directors of the Company.

                   1.7. "Disability" shall mean a physical or mental infirmity which impairs the Optionee's ability to perform sub-stantially all his or her duties for a period of one hundred eighty (180) days in any calendar year.

                   1.8. An "Employee" shall mean any employee of or consultant to the Company or any of its subsidiaries designated for participation in the Plan by the Compensation committee at


         any time, other than (i) any such person who is an executive officer or director of the Company or (ii) any officer of the Company other than an officer who at the time of the grant was not previously employed by the Company and with respect to whom the grant was an inducement essential to the individual's en-tering into an employment contract with the Company.

                   1.9. "Fair Market Value" of the Company's Common Stock shall mean the value established by the Board of Direc-tors in good faith, after consultation with the Company's investment bankers, which shall not be less than book value as set forth in the then most current financial statements of the Company; provided, however, that, if the Common Stock is pub-licly traded in the over-the-counter market or on a recognized exchange, Fair market value shall be the average closing price of the Shares for the 20 trading days immediately preceding the event which required the determination of Fair Market Value.

                   1.10. A "Recipient" is an Employee whom the Board of Directors or Compensation Committee has designated to receive an Option pursuant to the terms of the Plan.

                   1.11. The "Stockholders Agreement" shall mean the Stockholders Agreement, dated as of March 2, 1992, between the Company and the Stockholders, as amended from time to time.

                   1.12. "Cause" shall mean (a) conviction of any crime which constitutes a felony in the jurisdiction involved, (b) gross negligence or willful malfeasance in performing the Recipient's obligations to the Company or in following the instructions of the Company's Board of Directors, provided that the Company has given the Recipient written notice setting forth with specificity the nature of the Recipient's alleged gross negligence or malfeasance or (c) cause pursuant to the terms of any written employment agreement with the Company (or any of its subsidiaries) to which the Recipient is a party.


                                    ARTICLE 2

                                PURPOSE AND SCOPE

                   2.1. Purpose - The Plan is being adopted by the Com-pany for the purpose of establishing incentives designed to attract and retain personnel with outstanding ability and expe-rience to the Company, and to encourage the efforts and perfor-mance of the Company's Employees by increasing their propri-etary interest in the Company.

                   2.2. Eligibility - Employees shall be eligible to receive options under the Plan. The Compensation Committee, in its sole discretion shall determine which Employees shall become Recipients, the number of Options which shall be granted




         to each Recipient, the date of the grant and the terms of exer-cise of each Option.


                                    ARTICLE 3

                                  ADMINISTRATION

                   3.1. Administration - The Plan shall be administered by the Compensation Committee, which shall consist of members designated by the Board of Directors of the Company. Without limiting the generality of the foregoing, the Compensation Com-mittee shall have authority, in its sole discretion (and its determinations shall be final and binding on the Company and Recipients of Options): to interpret conclusively the provi-sions of the Plan and decide questions of fact arising in its application; to adopt, amend and revoke rules and regulations relating to the Plan; to determine the Employees to whom options shall be granted, the number of such Options, their date of grant and their exercise price; and to make any other determination necessary or desirable in the administration of the Plan, except for those determinations reserved to the Board of Directors of the Company.

                   3.2. Committee Action - A majority of the Compensa-tion Committee shall constitute a quorum, and a majority of a quorum may authorize any action.

                   3.3. Expenses - All costs of administering the Plan shall be borne by the Company.


                                    ARTICLE 4

                              SHARES SUBJECT TO PLAN

                   4.1. Maximum Shares - The maximum number of shares of Common Stock which may be subject to Options under the Plan shall be 250,000, subject to adjustment as provided in Section
         4.2 below. Either treasury stock or shares which have been authorized but not yet issued (or a combination of both) may be used to satisfy the Company's obligations under the Plan. If an option is cancelled or expires for any reason (including forfeiture) prior to being exercised by its Recipient, all shares subject to such Option shall become available for future Options.

                   4.2. Adjustments - In the event of a stock split, stock dividend, merger, combination, reorganization, recapital-ization, reclassification, consolidation, spin-off, split-up or substantially similar event affecting the number of shares of Common Stock outstanding, or the issuance to all holders of common Stock of warrants or rights to buy Common Stock, the



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         maximum number of shares which may be subject to Options shall be appropriately adjusted by the Compensation Committee.


                                    ARTICLE 5

                         TERMS AND CONDITIONS OF OPTIONS

                   Each Option shall be evidenced by an agreement (the "Agreement") between the Company and the Recipient evidencing the grant of an option an herein provided. Each Agreement shall conform to the following terms and conditions:

                   5.1. Option Price - The purchase price per share under each Option granted by the Compensation Committee shall be set by the Compensation Committee on the date of grant, and shall not be less than the Fair Market Value of the Company's Common Stock on that date.

                   5.2. Duration of Option - The Compensation Committee shall determine the duration of each Option which it grants, and each Agreement shall specify the maximum period during which the Option to which it relates may be exercised. No Option shall be exercisable more than ten years after the date it is granted, nor shall any Options be granted under the Plan after March 2, 2002.

                   5.3. Vesting - Each Option shall vest (become exer-cisable) in accordance with a determination by the Compensation Committee.

                   5.4. Exercise of Option - Subject to Article VI below, a Recipient who is vested with respect to all or part of an Option may exercise all or a part of such vested portion by delivering to the Company, at its principal executive office, written notice specifying the number of shares with respect to which the Option is being exercised, together with payment in full of the purchase price of the shares. Such payment shall be in cash or check or such other property (including shares of Common Stock) as may be acceptable to the Compensation Commit-tee. The Compensation Committee shall prescribe the method of delivery of the notice. Vested options may be exercised in any order of grant that the Recipients (or his personal representa-tive, if applicable) elects.

                   5.5. Rights After Issue - Upon the issuance of stock certificates evidencing shares purchased under an Option, the Recipient shall have all of the rights of a stockholder of the Company with respect to the shares of Common Stock represented by the certificate including the right to vote the shares and to receive all dividends and other distributions with respect thereto. Prior to such issuance, the Recipient shall not be entitled to any rights of a stockholder (including the right to vote or receive dividends or distributions). Upon the exercise


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         of an Option, the Recipient shall become subject to the duties and obligations, and entitled to the rights and benefits, of the Stockholders Agreement, and the shares purchased under an Option shall he subject to the transfer restrictions and voting agreement contained in the Stockholders Agreement.

                   5.6. Non-Qualification - An Option granted pursuant to the Plan shall not qualify as an "Incentive Stock Option" under Section 422 of the Internal Revenue Code.

                   5.7. Non-Transferability - An Option granted pursu-ant to the Plan may not be transferred in any manner otherwise than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Recipient only by the Recipient or by his guardian or legal representative. The terms of any such Option shall be binding upon the executors, administrators, heirs and successors of the Recipient.

                   5.8. Effect of Change in Control - Notwithstanding anything contained in the Plan or an Agreement to the contrary, in the event of a change in control, (i) all Options outstand-ing on the date of such Change in Control shall become Immedi-ately and fully exercisable and (ii) a Recipient will be per-mitted to surrender for cancellation, within sixty (60) days after such Change in Control, any Option or portion of an Op-tion to the extent not yet exercised and the Recipient will be entitled to receive a cash payment in an amount equal to the excess, if any, of (x) the greater of (1) the Fair Market Val-ue, on the date preceding the date of surrender, of the Common Stock subject to the Option or portion thereof surrendered or
         (2) the Adjusted Fair Market Value of the Common Stock subject to the Option or portion thereof surrendered over (y) the aggregate purchase price for such Common Stock under the option or portion thereof surrendered; provided, however, that, in the case of an Option granted within six (6) months prior to the Change in Control to any Recipient who may be subject to lia-bility under Section 16(b) of the Exchange Act at such time, such Recipient shall be entitled to surrender for cancellation his or her Option during the sixty (60) day period commencing upon the expiration of six (6) months from the date of grant of any such Option, unless some other treatment of the Option has been agreed to with such Recipient.


                                    ARTICLE 6

                            TERMINATION OF EMPLOYMENT

                   An Option may be exercised by a Recipient whose employment by the Company (or a subsidiary of the Company) has terminated only in accordance with the following rules:


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                   (a)  In the event of the Recipient's termination for
              Cause, he shall forfeit all vested and non-vested Options which have not been exercised at the date of termination.

                   (b) If the Recipient's employment in terminated by reason of his death, permanent disability or retirement, then he or his personal representative may exercise any vested Option at any time before the earlier of the third anniversary of his termination of employment or the stated expiration date of such Option.

                   (c) If the Recipient's employment terminates for any reason other than cause, death, disability or retirement, he may exercise any vested Option at any time before the earlier of the date six months after such termination or the stated expiration date of such Option.

                   (d) If the Recipient dies after his employment has terminated (whether by reason of disability of otherwise) but before the period in which he may exercise an Option has expired, then his personal representative may exercise any vested Option only during the period that the Recipi-ent, if alive, may have exercised the Option.


                                    ARTICLE 7

                                   ADJUSTMENTS

                   (a) Appropriate adjustments shall be made by the Compensation Committee to the number of shares covered by an Option, and to the purchase price per share, in the event of a change in the number of the Company's shares of Common Stock outstanding caused by a stock split, reverse stock split, stock dividend, merger, combination, reorganization, recapitaliza-tion, reclassification, consolidation, spin-off, split-up or substantially similar event, or the issuance to all holders of Common Stock of warrants or rights to buy Common Stock.

                   (b) In the event of any conversion of Common Stock generally into securities of another corporation, or the con-solidation of the Company with, or the merger of the Company with or into another corporation, or the sale of all or sub-stantially all of the assets of the Company to another corpora-tion, such Options not theretofore exercised prior to such transaction shall thereafter, upon exercise, represent the right to receive upon payment of the Option price in effect immediately prior to such transaction, the kind and amount of shares, security or property (including cash) which the holder of the Option would have been entitled to receive following consummation of such transaction had the Option been exercised immediately prior to such transaction (subject to subsequent adjustments as provided In paragraph (a) of this Article VII upon the occurrence of the events herein specified).


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                                    ARTICLE 8

                            TERMINATION AND AMENDMENT

                   8.1. Termination or Amendment - The Board of Direc-tors of the Company may terminate or amend the Plan at any time, except that any Option then outstanding shall not be affected thereby without the written consent and acquiescence of the Recipient holding such Option.

                   8.2. Stockholder Approval. The Board of Directors may make such amendments to the Plan as it shall deem advisable without the approval of the stockholders of the Company.


                                    ARTICLE 9

                                  MISCELLANEOUS

                   9.1. Limitation of Liability - As illustrative of the limitations of the Company, but not intended to be exhaus-tive thereof, nothing in the Plan shall be construed to:

                   (a) give any person any right to be granted an Option other than at the sole discretion of the Compensa-tion Committee;

                   (b) give any person any rights whatsoever with respect to shares of Common Stock except as specifically provided in the Plan;

                   (c) limit in any way the right of the Company to terminate the employment of any person at any time; or

                   (d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person in any particular position at any particular rate of compensation or for any particular period of time.

                   9.2. Non-Exclusivity of Plan - Nothing contained in the Plan is intended to amend, modify or rescind any previously approved compensation plans or programs entered into by the Company. The Plan shall be construed to be in addition to any and all such plans or programs. The adoption of the Plan shall not be construed as creating any limitations on the power or authority of the Board of Directors of the Company to adopt such other additional incentive or other compensation arrange-ments as the Board of Directors may deem necessary or desir-able.

                   9.3. Withholding of Taxes - The Company shall have the right to deduct from any distribution of cash to any Recip-ient an amount equal to the federal, state and local income




         taxes and other amounts as may be required by law to be with-held (the "Withholding Taxes") with respect to any option. If a Recipient is entitled to receive Common Stock upon exercise of an option, the Recipient shall pay the Withholding Taxes to the Company prior to the issuance, or release from escrow, of such Common Stock. In satisfaction of the Withholding Taxes to the Company, the Recipient may make a written election (the "Tax Election"), which may be accepted or rejected in the dis-cretion of the Compensation Committee, to have withheld a por-tion of the Common Stock issuable to him or her upon exercise of the Option having an aggregate Fair Market Value, on the date preceding the date of exercise, equal to the Withholding Taxes, provided that in respect of a Recipient who may become subject to liability under Section 16(b) of the Exchange Act either (i) (A) the Recipient makes the Tax Election at least six (6) months after the date the Option was granted, (B) the Option is exercised during the ten-day period beginning on the third business day and ending on the twelfth business day fol-lowing the release for publication of the Company's quarterly or annual statements of earnings (a "Window Period") and (C) the Tax Election is made during the Window Period in which the Option is exercised or prior to such Window Period and subse-quent to the immediately preceding Window Period or (ii) (A) the Tax Election is made at least six months prior to the date the Option is exercised and (B) the Tax Election is irrevocable with respect to the exercise of all options which are exercised prior to the expiration of six months following an election to revoke the Tax Election. Notwithstanding the foregoing, the Compensation Committee may, by the adoption of rules or other-wise, (i) modify the provisions in the preceding sentence or impose such other restrictions or limitations on Tax Elections as may be necessary to ensure that the Tax Elections will be exempt transactions under Section 16(b) of the Exchange Act, and (ii) permit Tax Elections to be made at such other times and subject to much other conditions as the Compensation Com-mittee determines will constitute exempt transactions under
         Section 16(b) of the Exchange Act.

                   9.4. Interpretation of the Program - (a) The head-ings of Articles and Sections in the Plan are for convenience only, and are not meant to modify the meaning of the text of each such Article and Section.

                   (b) As used herein, pronouns in the masculine gender shall also include the feminine and the singular form of words, and may include the plural, unless the context clearly requires the contrary.

                   9.5. Effective Date The Plan shall be effective as of May 3, 1995.





                                     ANNEX I

                                   STOCKHOLDERS

                   1.   GKH Partners, L.P.
                   2.   Allen & Company Incorporated
                   3.   Allen Value Limited
                   4.   Allen Value Partners, L.P.
                   5.   American Home Assurance Company
                   6.   Mitsui & Co., Ltd.
                   7.   Mitsui & Co. (USA), Inc.
                   8.   Toho-Towa Co., Ltd.
                   9.   Valdi Corporation N.V.
                  10.   Weinberg Fund I
                  11.   Weinberg Fund II
                  12.   Victor A. Kaufman
                          and Loretta Kaufman
                  13.   Lewis J. Korman
                          and Sharon Korman
                  14.   Frank Price
                  15.   Chargeurs S.A.
                  16.   Pricel S.A.
                  17.   Allied Filmmakers N.V.
                  18.   HKW Voting Trust
                  19.   Ceechi Gori Europa B.V.
                  20.   Rate Europa B.V.
                  21.   High Speed Video B.V.
                  22.   Home Box Office Division of
                          Time Warner Entertainment L.P.


                        SAVOY PICTURES ENTERTAINMENT, INC.

                                     FORM OF

                              STOCK OPTION AGREEMENT


                   THIS AGREEMENT, made as of ____________ (the "Grant Date"), between Savoy Pictures Entertainment, Inc., a Delaware corporation (the "Company"), and ________________ (the
         "Optionee") (the "Agreement").

                   WHEREAS, the Company has adopted the Savoy Pictures Entertainment, Inc. 1995 Stock Option Plan, as amended (the "Plan") in order to provide additional incentive to certain officers and employees of, and consultants to, the Company and its subsidiaries; and

                   WHEREAS, the Compensation Committee (as defined in the Plan) has determined [as an inducement to Optionee to enter into employment with the Company,]1 to grant an option to the Optionee as provided herein;

                   NOW, THEREFORE, the parties hereto agree as follows:

                   1.   Grant of Option.

                   1.1. The Company hereby grants to the Optionee the right and option (the "Option") to purchase, to the extent the Option becomes vented and exercisable, all or any part of an aggregate of _____ whole shares of common stock, par value $.01 per share, of the Company ("Shares") subject to, and in accor-dance with, the terms and conditions set forth in this Agree-ment and the Plan. In the event of any conflict between the terms of the Plan and this Agreement, the terms of the Plan shall control (unless otherwise determined by the Compensation Committee).

                   1.2. The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

                   2.  Purchase Price.

                   The price at which the Optionee shall be entitled to purchase Shares upon the exercise of the Option shall be $ per Share.

         _____________________
         1    To be inserted for options granted to officers only.


                   3.   Duration of Option.

                   The Option shall be exercisable to the extent and in the manner provided herein for a period of ten (10) years from the Grant Date (the "Exercise Term"); provided, however, that the Option may be earlier terminated as provided in Section 6 hereof.

                   4.   Vesting and Exercisability of Option.

                   The Option shall vest and become exercisable with respect to 33-1/3% of the Shares on the first anniversary of the Grant Date, and an additional 33-1/3% of the Option shall vest on each of the second and third anniversaries of the Grant Date if and only it the Optionee has remained employed (as an employee or consultant) by the Company until each of such dates. The entire Option shall vest immediately if (i) the Optionee dies or becomes permanently disabled while employed by the Company, (ii) the Optionee is terminated without Cause (as hereinafter defined), (iii) there occurs a Change of Control (as hereinafter defined) of the Company or (iv) the Compensa-tion Committee of the Company so decides. The Option shall terminate to the extent it is unused.

                   5.   Manner of Exercise and Payment.

                   5.1. Subject to the terms and conditions of this Agreement, the Option may be exercised by delivery of written notice to the Company, at its principal executive office. Such notice shall state that the Optionee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised.

                   5.2. The notice of exercise described in Section 5.1 shall be accompanied by the full purchase price for the Shares in respect of which the Option is being exercised, in cash or check or such other property as may be acceptable to the Board of Directors of the Company.

                   5.3. Upon receipt of notice of exercise and full payment for the Shares in respect of which the option is being exercised, the company shall take such action as may be neces-sary to affect the transfer to the Optionee of the number of Shares as to which such exercise was effective.

                   5.4. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of



         the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Shares.

                   6. Death, Disability, Retirement or Other Termina-tion of Employment or Consultancy.

                   If the employment or consultancy of the Optionee is terminated, the Option shall be exercisable as set forth in
         Article 6 of the Plan.

                   7.  Nontransferability.

                   The Option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee.

                   8.  No Right to Continued Employment or Consultancy.

                   Nothing in this Agreement shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment or consultancy by the Company, nor shall this Agreement interfere in any way with the right of the Company to terminate the Optionee's employment or consultancy at any time.

                   9.  Adjustments.

                   In the event of a Change in Capitalization (as here-inafter defined), appropriate adjustments shall be made (as determined in good faith by the Board of Directors of the Com-
         pany) regarding the number and class of Shares or other stock or securities subject to the Option and the purchase price for such Shares or other stock or securities.

                   10.  Terminating Events.

                   In the event of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the company (a "Transaction"), the Option shall continue in effect in accor-dance with its terms for 90 days from the date of such transac-tion and the Optionee shall only be entitled to receive in respect of all Shares subject to the Option, upon exercise of the Option within such ninety (90) day period, the same number and kind of stock, securities, cash, property or other consid-eration that each holder of Shares was entitled to receive in the Transaction.

                   11.   Withholding of Taxes.

                   Upon exercise of the Option, the Optionee shall pay the Withholding Taxes (as defined in Section 9.3 of the Plan) to the Company as provided in Section 9.3 of the Plan.



                   12.  Definitions.

                   Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings ascribed thereto in the Plan.

                   13.  Modification of Agreement.

                   This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

                   14.  Severability.

                   Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

                   15.  Governing Law.

                   The validity, interpretation, construction and per-formance of this Agreement shall be governed by the laws of the State of Now York without giving effect to the conflicts of laws principles thereof.

                   16.  Successors in Interest.

                   This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee's legal representa-tives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's heirs, execu-tors, administrators and successors.

                                  SAVOY PICTURES ENTERTAINMENT, INC.


         Attest:                  By:  ____________________________
                                       Lewis J. Korman
                                       President and Chief
         ______________________        Operating Officer
         Secretary

                                       ____________________________








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